Exhibit 99.1

UPDATE: SUNIVA BEGINS EXPANSION TO INCREASE U.S. SOLAR CELL CAPACITY TO 5.5 GW

New 4.5 GW South Carolina facility backed by September’s $835 million financing; Expects initial production in late 2027 and full ramp in 2028

NORCROSS, GA, NOVEMBER 10, 2026 – Suniva, the oldest U.S. merchant manufacturer of high-efficiency monocrystalline silicon solar cells (“Suniva” or the “Company”), today announced that construction is underway on its new 4.5 GW solar cell manufacturing facility in Laurens County, South Carolina. The approximately $600 million project is expected to increase Suniva’s total U.S. manufacturing capacity to 5.5 GW, up from 1 GW today, with initial production expected in late 2027 and full production ramp in 2028.

Construction Advances U.S. Expansion

As previously announced, the shell of the 621,468 square foot building is complete. DPR Construction began the interior buildout in late September 2026 and is progressing with selective demolition and concrete work in advance of cleanroom installation, while procurement of the major mechanical, electrical and structural packages advances. The project is expected to be fully funded with cash on hand and Suniva’s previously announced $835 million debt and equity financing closed in early September 2026, subject in the case of credit facilities to satisfaction of funding conditions from time to time. The project is currently on schedule for first production in late 2027, with full production ramp expected in 2028.

The new Laurens County facility will add 4.5 GW of high-efficiency monocrystalline silicon solar cell capacity to Suniva’s existing 1 GW facility in Norcross, Georgia, bringing Suniva’s total U.S. cell capacity to 5.5 GW. The expansion builds on Suniva’s existing commercial-scale manufacturing operations and is expected to create approximately 560 new advanced manufacturing jobs in South Carolina’s Upstate region, with hiring for technical and facilities support roles expected to begin in early 2027.

The expansion is further supported by a supply chain already in place and long-term offtake agreements with leading U.S. solar companies covering the majority of the Company’s planned production through 2030.

“Our team continues to execute on Suniva’s growth strategy, while helping drive long-term U.S. energy independence,” said Tony Etnyre, CEO of Suniva. “Our focus is bringing our new Laurens County facility online on schedule as we move from our current 1 GW of U.S. solar cell capacity to 5.5 GW, giving U.S. solar companies the domestic cell supply they need to grow. The U.S. has built far more module assembly capacity than cell capacity, and this facility takes aim at that gap. We continue to make progress toward our proposed reverse merger with SUNation Energy and look forward to leveraging the strength of the combined company as we scale.”

Suniva announced on June 8, 2026 that it signed a definitive reverse merger agreement (the “Merger Agreement”) pursuant to which Suniva will merge with a wholly-owned subsidiary of SUNation Energy, Inc. (Nasdaq: SUNE) (“SUNation”), a leading provider of residential and commercial solar energy systems, battery storage solutions, and comprehensive energy services. The proposed business combination between SUNation and Suniva, upon consummation, would result in Suniva becoming a wholly owned subsidiary of SUNation, with the combined company expected to be known as Suniva Inc. and be listed on Nasdaq under the ticker symbol “SUNV”.

About Suniva

Headquartered in metro Atlanta, Georgia, Suniva is a leading American manufacturer of high-efficiency crystalline silicon photovoltaic (PV) solar cells. As the only U.S.-owned and operated merchant solar cell manufacturer in the country, the company is known for its high-quality products, industry-leading technology, reliability, and high-power density. For more information, visit www.suniva.com.

About SUNation Energy, Inc.

SUNation Energy Inc. (Nasdaq: SUNE) is a leading provider of sustainable solar energy and backup power solutions to residential, commercial, and municipal customers. SUNation designs, installs, and services solar energy systems and related technologies, helping customers reduce energy costs, increase energy independence, and transition to cleaner energy solutions.

For more information, visit: ir.sunation.com

Contacts

For Suniva: Media: info@suniva.com · Investors: David Pasquale, Suniva@GlobalIRPartners.com

For SUNation Energy: Scott Maskin, Chief Executive Officer, smaskin@sunation.com · James Brennan, Chief Financial Officer, jbrennan@sunation.com · Investor Relations: Alliance Advisors IR, IR@sunation.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These include, but are not limited to, statements regarding: the construction schedule, cost, funding status, capacity, completion and production ramp of Suniva’s Laurens County facility; expected job creation; the efficacy of Suniva’s supply chain and long-term offtake agreements; and the proposed merger of SUNation and Suniva, including its expected timing and benefits.

These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: risks relating to constructing, equipping, permitting and ramping up the Laurens facility on time and on budget; the ability to satisfy funding conditions under Suniva’s credit facilities; the ability to close on Suniva’s current additional commitments for equity financing; the ability to convert offtake agreements into realized revenue; competition, tariffs, trade actions and changes in tax incentives, including the Section 45X advanced manufacturing production credit; the possibility that the SEC review process takes longer than anticipated or requires material changes to the registration statement; the risk that the proposed merger may not be completed on the anticipated timeline or at all; the failure to obtain required stockholder approvals, SEC effectiveness of the Form S-4, or Nasdaq listing approval; technology, supply-chain and execution risks; the accuracy of third-party market data and forecasts; the operating history of Suniva; potential net losses incurred as a result of the current expansion stage nature of Suniva, as well as net losses carried forward from SUNation’s long standing business operations after the completion of the merger; the ability to raise additional capital; the ability of Suniva to execute on its business plans and for the combined companies to integrate SUNation’s solar installation systems into Suniva’s solar cell manufacturing operations; the effects of the One Big Beautiful Bill Act of 2025 on the residential solar industry, which has had a material negative impact on residential solar installations since the January 2026 effectiveness thereof; Suniva’s limited experience in operating a public company; the substantial competition Suniva faces in developing and selling its solar cells; the ability to attract, hire, and retain skilled executive officers and employees; the ability of SUNation or Suniva to protect their respective intellectual property and proprietary technologies; reliance on third parties, including suppliers, equipment vendors and contractors; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to SUNation’s continued listing on Nasdaq until the closing of the proposed transactions; risks related to SUNation’s and Suniva’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; competitive responses to the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; the outcome of any legal proceedings that may be instituted against SUNation, Suniva or any of their respective directors or officers related to the Merger or the proposed transactions contemplated thereby; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; the effect of the announcement or pendency of the transactions on SUNation’s or Suniva’s business relationships, operating results and business generally; the compliance and qualification for initial listing on Nasdaq related to the expected trading of the combined company’s stock on Nasdaq and the combined company’s ability to remain listed following the proposed transactions; the risk that as a result of adjustments to the Exchange Ratio (as set forth in the Merger Agreement) SUNation’s stockholders and Suniva’s stockholders could own more or less of the combined company than is currently anticipated; risks related to the market price of SUNation common stock relative to the Exchange Ratio; legislative, regulatory, political and economic developments and general market conditions, including those surrounding the viability of residential solar businesses following the loss of federal tax credits beginning in January 2026; and the other risks described in SUNation’s filings with the SEC and to be described in the Form S-4 and related proxy statement/prospectus. Forward-looking statements speak only as of the date of this press release. Suniva and SUNation expressly disclaim any obligation to update or revise them, except as required by law.

These forward-looking statements speak only as of the date of this press release. Suniva and SUNation expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transactions or (ii) an offer to sell or buy, or the solicitation of an offer to sell or buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESS RELEASE IS TRUTHFUL OR COMPLETE.

Additional Information and Where to Find It

This press release is not a substitute for the registration statement or for any other document that SUNation may file with the SEC in connection with the proposed transactions. SUNation has confidentially submitted a draft registration statement on Form S-4 to the SEC and intends to publicly file a registration statement on Form S-4 that will include a proxy statement of SUNation and a prospectus (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when available, at the SEC’s website at www.sec.gov, and at SUNation’s investor relations website, https://ir.sunation.com/.

Participants in the Solicitation

SUNation, Suniva and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SUNation’s shareholders in respect of the proposed transaction. Information regarding SUNation’s directors and executive officers is set forth in SUNation’s most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2026, as supplemented by its periodic SEC reports thereafter. Additional information regarding the participants and their direct and indirect interests will be included in the proxy statement/prospectus when it becomes publicly available.

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